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                                                                 Exhibit 3(i)(j)


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NEVADA ENERGY COMPANY, INC.


         Nevada Energy Company, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") and the undersigned authorized officer hereby certify that (i) the date of filing the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was December 20, 1982 and the Corporation's initial name was Munson Geothermal, Inc., (ii) this Restated Certificate of Incorporation, as previously amended, was duly approved and duly adopted in accordance with Section 303 of the General Corporation Law of the State of Delaware, (iii) pursuant to Section 1129 under Chapter 11 of Title 11 of the United States Code, the Bankruptcy Code, a plan of reorganization of the Corporation was confirmed on September 15, 1998 by Order of the United States Bankruptcy Court for the District of Nevada, Case No. BK-97-30265-BMG (the "Order"), and (iv) the Order contains a provision for the making of this Restated Certificate of Incorporation of the Corporation; and in connection therewith the Corporation's Certificate of Incorporation is amended and restated in its entirety to provide as follows:

         FIRST: The name of the Corporation is WORLDCALL, CORPORATION.

         SECOND: The registered office of the Corporation in the State of Delaware is located at 800 Delaware Avenue, City of Wilmington, New Castle County, 19801. The registered agent of the Corporation at that address is Delaware Corporations Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: (a) The total number of shares of stock which the Corporation is authorized to issue is (i) twenty-five million (25,000,000) shares of Class A Common Stock, $.001 par value per share ("Common Stock") and (ii) seven (7) shares of special stock, $.001 par value per share, designated as Special Stock.

                 (b) The Special Stock shall have the voting rights, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions as follows:
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                     (i)   Dividends

                     No dividend of any kind or nature shall be paid or declared on the Special Stock.

                     (ii)  Liquidation Rights

                     Special Stock shall rank pari passu with the Common Stock as to liquidation rights.

                     (iii) Voting Rights and Rights to Appoint a Director

                           (a)  Except as expressly provided in this Certificate
of Incorporation or by law, holders of shares of Special Stock shall have no voting rights and shall not be entitled to vote on any matter.

                           (b) The holders of a majority of the issued and
outstanding shares of Special Stock shall have the power and authority to and shall, either at a meeting or by written consent, voting separately as a separate series, elect two (2) director's to the Board of Directors of the Corporation (individually, a "Special Director" and collectively, the "Special Directors"). Each Special Director shall be elected for a term of one year. A Special Director whose term has expired shall continue in office until such Director's successor is elected and qualified, except as otherwise provided herein or required by law. If the office of any Special Director becomes vacant by reason of death, resignation, disqualification, removal or other cause, the holders of a majority of the issued and outstanding shares of Special Stock shall elect a successor for the unexpired term and until a successor is elected and qualified. Each Special Director shall be entitled to one vote on any matter to which a director of the Corporation is entitled to vote.

                     (iv)  Amendment

                     The Corporation shall not take any action, whether by amendment to the Certificate of Incorporation, merger, consolidation, sale of assets or other corporate action of any kind (whether or not similar in kind or nature to an amendment, merger, consolidation or sale of assets) that would amend, alter, repeal or change, or have the effect of amending, altering, repealing or changing, the authorized number of shares or Special Stock, or any of the voting rights or other powers, preferences, or special rights of the Special Stock without the affirmative vote of the holders of a majority of the outstanding shares of Special Stock, voting as a single series.

         FIFTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-Laws of the Corporation.
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                 (b) The number of directors constituting the entire Board of
Directors shall be not less than three (3) not more than seven (7) as fixed from time to time by resolution adopted by the vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be three (3) until otherwise fixed by resolution adopted by vote of a majority of the entire Board.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend or repeal the By-Laws.

         SEVENTH: Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is any alleged action in an official capacity as director, officer or representative, or in any other capacity while serving as director, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith; provided, however, that the Corporation shall indemnify any such person in connection with any action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any action, suit or proceeding in advance of its final disposition upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced unless it should be determined ultimately that such person is not entitled to be indemnified under this Article SEVENTH or otherwise.

         The rights conferred by this Article SEVENTH shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit, it being the intention of this Article EIGHTH that a director of the Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may
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hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         NINTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), any amendment of the Certificate of Incorporation and any amendment to the By-Laws of the Corporation adopted by the stockholder shall require the affirmative vote of the holders of 65% or more of the outstanding shares of capital stock of the Corporation entitled to vote. The ByLaws may be amended by the Board of Directors by a majority vote of the entire Board.

         IN WITNESS WHEREOF, the Corporation and the undersigned duly authorized officer have caused this Restated Certificate of Incorporation, to be executed this 8 day of December, 1998.

                                       NEVADA ENERGY COMPANY, INC.

                                       By:      /s/ Richard A. Cascarilla
                                            --------------------------------
                                            RICHARD A. CASCARILLA, PRESIDENT